PRESS RELEASE

Contacts:
Mellanox Technologies
Brian Sparks
408-970-3400
media@mellanox.com

Stapleton Communications Inc.
Deborah Stapleton
650-470-0200
deb@stapleton.com

Gelbart Kahana
Nava Ladin
+972-3-6074717
nava@gk-biz.com

Mellanox Technologies Announces Record Quarterly Revenue and Operating Income

First Quarter 2010 YoY Revenue Growth of 61 Percent; YoY GAAP Net Income Growth of 148 Percent

SUNNYVALE, Calif. and YOKNEAM, ISRAEL – April 21, 2010 – Mellanox® Technologies, Ltd. (NASDAQ: MLNX; TASE: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced record revenue in its fiscal first quarter 2010, ended March 31, 2010.

First Quarter Highlights

•	Revenues were $36.2 million

•	Gross margins were 75.1 percent

•	Operating income was $7.3 million or 20.1 percent of revenues

•	Net income: $5.2 million GAAP, $10.4 million non-GAAP or 28.7 percent of revenues

•	Net income per diluted share: $0.15 GAAP, $0.29 non-GAAP

•	$8.1 million in cash provided by operating activities

•	$220.6 million in total cash and investments at March 31, 2010

Financial Results
In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $36.2 million, up 1.9 percent from $35.5 million in the fourth quarter of 2009, and up 61 percent from $22.6 million in the first quarter of 2009.

Gross margins in the first quarter of 2010 were 75.1 percent, compared with 75.6 percent in the fourth quarter of 2009 and 76.3 percent in the first quarter of 2009.

GAAP net income in the first quarter was $5.2 million, up 23 percent compared with $4.3 million in the fourth quarter of 2009 and up 148 percent compared with $2.1 million in the first quarter of 2009. GAAP net income per diluted share in the first quarter was $0.15, up 25 percent compared with $0.12 per diluted share in the fourth quarter of 2009 and up 150 percent compared with $0.06 per diluted share in the first quarter of 2009.

Non-GAAP net income in the first quarter was $10.4 million, or $0.29 per diluted share, compared with $9.9 million or $0.28 per diluted share in the fourth quarter of 2009 and $5.2 million or $0.15 per diluted share in the first quarter of 2009. First quarter non-GAAP net income results represented 5 percent growth quarter-over-quarter and 99 percent growth year-over-year. The first quarter 2010 non-GAAP net income results exclude $3.4 million of share-based compensation expenses and tax expense of $1.8 million from changes in certain deferred tax assets.

Total cash and investments increased to $220.6 million at March 31, 2010. The company generated $8.1 million in cash from operating activities during the quarter.

“We are pleased to report quarterly year-over-year growth in revenue of 61 percent and GAAP net income up 148 percent,” said Eyal Waldman, chairman, president and CEO of Mellanox Technologies. “We continue to see growing worldwide adoption of our 10 Gigabit Ethernet adapters, and our industry-leading end-to-end InfiniBand connectivity solutions, including switch systems, adapters and cables in high-performance computing, enterprise, financial, Cloud, Web 2.0 and storage markets.”

Recent Mellanox Press Release Highlights

•	April 20 — Mellanox Enables Breakthrough InfiniBand Performance On Dell Blade Servers

•	April 19 — Mellanox 10 and 40GigE Adapter Products to Support New IBTA RDMA over Converged Ethernet (RoCE) Standard

•	April 19 — Cloud Computing Providers Experience Best-In-Class Performance and Return-on-Investment with Mellanox InfiniBand Networking

•	April 13 — Mellanox 40Gb/s InfiniBand Solutions Enable Russia’s Most Powerful Supercomputer

•	April 13 — Mellanox Expects Growing Market Demand in Asia; Expands Channel

•	April 12 — Mellanox Provides Complete Portfolio of 40Gb/s Cable Interconnect Products

•	April 12 — Mellanox Announces Availability of Industry’s Most Comprehensive, Highest Density, Lowest Latency InfiniBand Switch Systems

•	April 12 — Autodesk Media and Entertainment Selects Mellanox to Accelerate Multimedia

•	March 26 — Oracle CEO Sees Expansion of InfiniBand

•	March 23 — Mellanox Expands Presence in Europe

•	March 1 — Mellanox Enhances Virtualization Return-on-Investment with Release of InfiniBand Drivers for VMware vSphere™ 4

Conference Calls
Mellanox will broadcast its first quarter 2010 financial results conference call today, 1:30 p.m. Pacific Time (4:30 p.m. Eastern). To listen to the call, dial +1-973-409-9610 approximately ten minutes prior to the start time.

Mellanox will also conduct a conference call on Thursday, April 22 at 9 a.m. Israel Time to discuss the company’s first quarter 2010 financial results in Hebrew. To listen to the call, dial +972-3-9180609 approximately 10 minutes prior to the start of the call.

The Mellanox financial results conference calls will be available via a live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Mellanox web site for 12 months.

About Mellanox
Mellanox Technologies is a leading supplier of end-to-end connectivity solutions for servers and storage that optimize data center performance. Mellanox products deliver market-leading bandwidth, performance, scalability, power conservation and cost-effectiveness while converging multiple legacy network technologies into one future-proof solution. For the best in performance and scalability, Mellanox is the choice for Fortune 500 data centers and the world’s most powerful supercomputers. Founded in 1999, Mellanox Technologies is headquartered in Sunnyvale, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation
To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses and the changes in certain deferred tax assets. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expenses and the changes in certain deferred tax assets because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation and the changes in certain deferred tax assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section at our web site.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, and our ability to protect our intellectual property rights.

In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-K filed with the SEC on March 5, 2010 including “Risk Factors”. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox, BridgeX, ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, InfiniPCI, and Virtual Protocol Interconnect are registered trademarks of Mellanox Technologies, Ltd. CORE-Direct, FabricIT, and PhyX are trademarks of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

MELLANOX TECHNOLOGIES, LTD.
Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2010	2009

Total revenues	$36,210	$22,558
Cost of revenues	(9,023)	(5,352)

Gross profit	27,187	17,206
Operating expenses:
Research and development	12,277	8,622
Sales and marketing	5,013	3,702
General and administrative	2,636	2,202

Total operating expenses	19,926	14,526
Income from operations	7,261	2,680
Other income, net	113	541

Income before taxes	7,374	3,221
Provision for taxes on income	(2,136)	(1,105)

Net income	$5,238	$2,116

Net income per share — basic	$0.16	$0.07

Net income per share — diluted	$0.15	$0.06

Shares used in computing income per share:
Basic	32,960	31,823
Diluted	34,759	32,835

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2010	2009

GAAP NET INCOME	$5,238	$2,116
Adjustments:
Share-based compensation expense	3,388	2,324
Deferred taxes in Israel	1,767	783

NON-GAAP NET INCOME	$10,393	$5,223

GAAP SHARES – BASIC	32,960	31,823
Adjustments:
Impact from weighted outstanding shares*	321	91

NON-GAAP SHARE – BASIC	33,281	31,914

GAAP SHARES – DILUTED	34,759	32,835
Adjustments:
Impact from weighted outstanding shares*	321	91
Effect of dilutive securities under GAAP**	(1,799)	(1,012)
Total options vested and exercisable	2,319	3,565

NON-GAAP SHARES – DILUTED	35,600	35,479

GAAP NET INCOME PER SHARE- DILUTED	$0.15	$0.06
Adjustments:
Share-based compensation expense	0.10	0.07
Deferred taxes in Israel	0.05	0.02
Impact from weighted outstanding shares*	(0.00)	(0.00)
Effect of dilutive securities under GAAP**	0.01	0.01
Total options vested and exercisable	(0.02)	(0.01)

NON-GAAP INCOME PER SHARE- DILUTED	$0.29	$0.15

* Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Shares issued during the period were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES – BASIC calculation. The GAAP SHARES – BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

** This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$51,945	$43,640
Short-term investments	165,410	166,357
Restricted cash	3,206	3,160
Accounts receivable, net	22,122	20,418
Inventories	11,994	9,328
Deferred taxes	6,838	8,605
Prepaid expenses and other	3,318	3,825

Total current assets	264,833	255,333
Property and equipment, net	12,317	9,734
Severance assets	4,842	4,629
Intangible assets, net	430	428
Deferred taxes	812	812
Other long-term assets	4,387	4,450

Total assets	$287,621	$275,386

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,672	$8,775
Other accrued liabilities	14,205	14,804
Capital lease obligations, current	356	528

Total current liabilities	24,233	24,107
Accrued severance	6,080	5,778
Capital lease obligations	395	474
Other long-term obligations	2,149	2,144

Total liabilities	32,857	32,503
Shareholders’ equity
Ordinary shares	137	135
Additional paid-in capital	247,510	240,807
Accumulated other comprehensive income	305	367
Retained earnings	6,812	1,574

Total shareholders’ equity	254,764	242,883

Total liabilities and shareholders’ equity	$287,621	$275,386

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$5,238	$2,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,089	1,075
Deferred income taxes	1,767	783
Share-based compensation expense	3,388	2,324
Gain on sale of investments	(153)	(135)
Changes in assets and liabilities:
Accounts receivable, net	(1,704)	6,676
Inventories	(3,228)	817
Prepaid expenses and other assets	1,092	1,211
Accounts payable	897	(4,656)
Accrued liabilities and other payables	(292)	(6,118)

Net cash provided by operating activities	8,094	4,093

Cash flows from investing activities:
Purchase of severance-related insurance policies	(185)	(331)
Purchases of short-term investments	(74,250)	(74,902)
Proceeds from sale of short-term investments	56,567	32,338
Proceeds from maturities of short-term investments	18,687	3,500
Increase in restricted cash deposit	—	(1,547)
Purchase of property and equipment	(3,674)	(605)

Net cash used in investing activities	(2,855)	(41,547)

Cash flows from financing activities:
Principal payments on capital lease obligations	(251)	(206)
Proceeds from issuance of common stock to employees	3,046	837
Excess tax benefit from share-based compensation	271	—

Net cash provided by financing activities	3,066	631

Net increase (decrease) in cash and cash equivalents	8,305	(36,823)
Cash and cash equivalents at beginning of period	43,640	110,153

Cash and cash equivalents at end of period	$51,945	$73,330